SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)     October 12, 2001
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                         GENESIS TECHNOLOGY GROUP, INC.
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             (Exact name of registrant as specified in its charter)



            Florida                  333-86347                 65-1130026
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(State or other jurisdiction    (Commission File Number)    (IRS Employer
   or incorporation)                                        Identification No.)



                       301 Clematis Street, Suite 3124,
                       West Palm Beach,Florida 33401
                       (Address of principal executive
                        offices, including zip code)




Registrant's telephone number, including area code:          (561) 835-6600
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                             NEWAGECITIES.COM, INC.
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       (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENT

         On October 12, 2001 the shareholders of the Company voted upon and approved an Agreement and Plan of Merger providing for the merger of the Company with and into Genesis Technology Group, Inc., a Florida corporation, wholly-owned by the Company. The purpose of the merger is to change the Company's domicile from Idaho to Florida. Effective following the completion of the merger, the Company's Florida domicile corresponds to the state in which its principal offices are located, and the Company will be subject to the Florida Business Corporation Act, rather than the Corporate Laws of the State of Idaho. In addition, the Company's name has changed to Genesis Technology Group, Inc., which better reflects the Company's current business plan.

         The shareholder vote was taken pursuant to a special meeting of the Company's shareholders held on October 12, 2001. The merger was approved by the Board of Directors of the Company prior to the special meeting.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:

                  (c)      Exhibits:

                           2.1      Agreement and Plan of Merger

                                                     SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                          NEWAGECITIES.COM, INC.


                                                         By:/s/Kenneth Shenkman
                                                         -------------------
                                                         Name: Kenneth Shenkman
                                                           Its: Vice President


Dated:   October 17, 2001.